Exhibit 5.1

[FEDER KASZOVITZ LLP LETTERHEAD]

February 18, 2011

JAKKS Pacific, Inc.
22619 Pacific Coast Highway
Malibu, CA 90265-5080

Gentlemen:

We have acted as counsel for JAKKS Pacific, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, relating to the public offering of 100,000 shares of common stock, par value $.001 per share, of the Company (the “Shares”). Capitalized terms are used herein as defined in the Registration Statement.

We have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the board of directors and stockholders, certificates of public officials and officers or other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issed and paid for, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to this firm in the Registration Statement under the caption Legal Matters and to the filing of this opinion as an exhibit to the Registration Statement.

In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York, the general corporate law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,

/s/ FEDER KASZOVITZ LLP